Exhibit 99.1

EXL REPORTS 2024 SECOND QUARTER RESULTS

2024 Second Quarter Revenue of $448.4 Million, up 10.7% year-over-year

Q2 Diluted EPS (GAAP) of $0.28, down 4.1% from $0.29 in Q2 of 2023

Q2 Adjusted Diluted EPS (Non-GAAP) (1) (2) of $0.40, up 10.8% from $0.36 in Q2 of 2023

NEW YORK – Aug. 1, 2024 (GLOBE NEWSWIRE) - ExlService Holdings, Inc. (Nasdaq: EXLS), a leading data analytics and digital operations and solutions company, today announced its financial results for the quarter ended June 30, 2024.

Rohit Kapoor, chairman and chief executive officer, said, “We are pleased with our second quarter results. We delivered both revenue and adjusted diluted EPS growth of 11%. The ongoing execution of our data and AI-led strategy enabled us to accelerate our growth rates across both our data analytics and digital operations and solutions businesses during the quarter as we continue our momentum heading into the second half of 2024.”

Maurizio Nicolelli, chief financial officer, said, “Based on our current visibility for the remainder of the year and the ITI Data acquisition, we are raising the full-year guidance range for revenue. We now expect revenue to be in the range of $1.805 billion to $1.830 billion, up from our prior guidance of $1.790 billion to $1.820 billion. This represents 11% to 12% year-over-year growth on both a reported and constant currency basis. We now expect our adjusted diluted earnings per share for 2024 to be in the range of $1.59 to $1.62, up from our prior guidance of $1.58 to $1.62, representing growth of 11% to 13% over the prior year.”

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(1)Prior period information has been adjusted to reflect the 5-for-1 forward stock split of our common stock effected in August 2023. See Note 19 – Capital Structure to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, for further details.
(2)Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures.” These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: Second Quarter 2024

•Revenue for the quarter ended June 30, 2024 increased to $448.4 million compared to $405.0 million for the second quarter of 2023, an increase of 10.7% on a reported basis and 10.8% on a constant currency basis. Revenue increased by 2.7% sequentially on a reported basis and 2.8% on a constant currency basis, from the first quarter of 2024.

	Revenue			Gross Margin
	Three months ended			Three months ended
	June 30, 2024	June 30, 2023	March 31, 2024	June 30, 2024	June 30, 2023	March 31, 2024
Reportable Segments
	(dollars in millions)
Insurance	$149.3	$128.5	$145.1	36.0%	34.4%	36.4%
Healthcare	28.1	27.2	26.3	33.1%	35.4%	34.0%
Emerging Business	77.2	67.1	74.4	41.6%	43.7%	44.9%
Analytics	193.8	182.2	190.7	36.7%	37.7%	35.6%
Revenues, net	$448.4	$405.0	$436.5	37.1%	37.5%	37.4%

•Operating income margin for the quarter ended June 30, 2024, was 13.7%, compared to 16.0% for the second quarter of 2023 and 14.1% for the first quarter of 2024. Adjusted operating income margin for the quarter ended June 30, 2024, was 19.8%, compared to 20.0% for the second quarter of 2023 and 18.9% for the first quarter of 2024.

•Diluted earnings per share for the quarter ended June 30, 2024, was $0.28, compared to $0.29, both, for the second quarter of 2023 and first quarter of 2024. Adjusted diluted earnings per share for the quarter ended June 30, 2024, was $0.40, compared to $0.36 for the second quarter of 2023 and $0.38 for the first quarter of 2024.

Business Highlights: Second Quarter 2024
•Won 23 new clients in the second quarter of 2024, with 10 clients in digital operations and solutions business and 13 clients in analytics.
•Established a strategic collaboration with NVIDIA to create domain-trained, enterprise-wide data and AI applications for insurance, healthcare, banking, retail and other industries.
•Announced the acquisition of ITI Data, a data management solutions firm that works with the world’s largest banks, financial services and healthcare companies. This acquisition is expected to add $7 million to $9 million in revenue for the remainder of 2024 and be neutral to adjusted diluted EPS.
•EXL celebrated its 25th anniversary, marking the event by ringing the opening bell at Nasdaq.

2024 Guidance
Based on current visibility, and a U.S. dollar to Indian rupee exchange rate of 83.5, U.K. pound sterling to U.S. dollar exchange rate of 1.27, U.S. dollar to the Philippine peso exchange rate of 58.5 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2024:

•Revenue of $1.805 billion to $1.830 billion, representing an increase of 11% to 12% on both a reported and constant currency basis from 2023.

•    Adjusted diluted earnings per share of $1.59 to $1.62, representing an increase of 11% to 13% from 2023.

Conference Call

ExlService Holdings, Inc. will host a conference call on Thursday, Aug. 1, 2024, at 10:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

Please note that there is a new system to access the live call-in order to ask questions. To join the live call, please register here. A dial-in and unique PIN will be provided to join the call. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (Nasdaq: EXLS) is a leading data analytics and digital operations and solutions company. We partner with clients using a data and AI-led approach to reinvent business models, drive better business outcomes and unlock growth with speed. EXL harnesses the power of data, analytics, AI, and deep industry knowledge to transform operations for the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media and retail, among others. EXL was founded in 1999 with the core values of innovation, collaboration, excellence, integrity and respect. We are headquartered in New York and have more than 55,000 employees spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to maintain and grow client demand, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, rising interest rates, rising inflation, recessionary economic trends, and ability to successfully integrate strategic acquisitions, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share amount and share count)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenues, net	$448,366	$404,996	$884,873	$805,639
Cost of revenues (1)	282,106	253,220	555,530	504,689
Gross profit (1)	166,260	151,776	329,343	300,950
Operating expenses:
General and administrative expenses	56,457	45,605	109,700	92,351
Selling and marketing expenses	35,444	28,238	71,414	57,731
Depreciation and amortization expense	12,910	13,122	25,256	26,609
Total operating expenses	104,811	86,965	206,370	176,691
Income from operations	61,449	64,811	122,973	124,259
Foreign exchange gain, net	36	324	395	429
Interest expense	(5,328)	(3,240)	(8,619)	(6,625)
Other income, net	3,550	2,661	7,502	5,816
Income before income tax expense and earnings from equity affiliates	59,707	64,556	122,251	123,879
Income tax expense	13,873	15,554	27,626	23,612
Income before earnings from equity affiliates	45,834	49,002	94,625	100,267
Gain/(loss) from equity-method investment	(9)	66	(37)	132
Net income attributable to ExlService Holdings, Inc. stockholders	$45,825	$49,068	$94,588	$100,399
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$0.28	$0.29	$0.58	$0.60
Diluted	$0.28	$0.29	$0.57	$0.59
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	162,794,138	166,776,770	163,938,263	166,986,130
Diluted	163,961,754	168,442,245	165,344,304	169,047,775
(1) Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except per share amount and share count)

	As of
	June 30, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$115,303	$136,953
Short-term investments	160,833	153,881
Restricted cash	6,351	4,062
Accounts receivable, net	327,613	308,108
Other current assets	93,612	76,669
Total current assets	703,712	679,673
Property and equipment, net	103,478	100,373
Operating lease right-of-use assets	72,822	64,856
Deferred tax assets, net	100,993	82,927
Goodwill	405,581	405,639
Other intangible assets, net	44,003	50,164
Long-term investments	19,239	8,816
Other assets	53,939	49,524
Total assets	$1,503,767	$1,441,972
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,996	$5,055
Current portion of long-term borrowings	75,000	65,000
Deferred revenue	15,406	12,318
Accrued employee costs	80,443	117,137
Accrued expenses and other current liabilities	97,613	114,113
Current portion of operating lease liabilities	15,404	12,780
Total current liabilities	286,862	326,403
Long-term borrowings, less current portion	260,000	135,000
Operating lease liabilities, less current portion	64,412	58,175
Deferred tax liabilities, net	2,271	1,495
Other non-current liabilities	37,616	31,462
Total liabilities	651,161	552,535
Commitments and contingencies
ExlService Holdings, Inc. Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value; 400,000,000 shares authorized, 204,783,113 shares issued and 162,176,382 shares outstanding as of June 30, 2024 and 203,410,038 shares issued and 165,277,880 shares outstanding as of December 31, 2023	204	203
Additional paid-in capital	520,922	508,028
Retained earnings	1,178,251	1,083,663
Accumulated other comprehensive loss	(136,108)	(127,040)
Total including shares held in treasury	1,563,269	1,464,854
Less: 42,606,731 shares as of June 30, 2024 and 38,132,158 shares as of December 31, 2023, held in treasury, at cost	(710,663)	(575,417)
Total stockholders’ equity	852,606	889,437
Total liabilities and stockholders’ equity	$1,503,767	$1,441,972

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with future acquisitions and the currency fluctuations and associated tax effects. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, restructuring costs, litigation settlement costs and associated legal fees, effects of termination of leases, certain defined social security contributions, allowance for certain material expected credit losses, other acquisition-related expenses or benefits and effect of any non-recurring tax adjustments. Acquisition-related expenses or benefits include, changes in the fair value of contingent consideration, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits or losses. Our adjusted net income and adjusted diluted EPS also excludes the effects of income tax on the above pre-tax items, as applicable. The effects of income tax of each item is calculated by applying the statutory rate of the local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

EXL’s primary exchange rate exposure is with the Indian rupee, the Philippine peso, the U.K. pound sterling and the South African rand. The average exchange rate of the U.S. dollar against the Indian rupee increased from 82.20 during the quarter ended June 30, 2023 to 83.42 during the quarter ended June 30, 2024, representing a depreciation of 1.5% against the U.S. dollar. The average exchange rate of the U.S. dollar against the Philippine peso increased from 55.58 during the quarter ended June 30, 2023 to 58.29 during the quarter ended June 30, 2024, representing a depreciation of 4.9% against the U.S. dollar. The average exchange rate of the U.K. pound sterling against the U.S. dollar increased from 1.25 during the quarter ended June 30, 2023 to 1.26 during the quarter ended June 30, 2024, representing an appreciation of 0.8% against the U.S. dollar. The average exchange rate of the U.S. dollar against the South African rand decreased from 19.02 during the quarter ended June 30, 2023 to 18.53 during the quarter ended June 30, 2024, representing an appreciation of 2.6% against the U.S. dollar.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended June 30, 2024 and June 30, 2023, and the three months ended March 31, 2024:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	June 30,		March 31,
	2024	2023	2024
Net Income (GAAP)	$45,825	$49,068	$48,763
add: Income tax expense	13,873	15,554	13,753
add/(subtract): Foreign exchange gain, net, interest expense, gain/(loss) from equity-method investment and other income/(loss), net	1,751	189	(992)
Income from operations (GAAP)	$61,449	$64,811	$61,524
add: Stock-based compensation expense	18,095	11,511	17,852
add: Amortization of acquisition-related intangibles	3,077	4,204	3,080
add: Restructuring and litigation settlement costs (a)	6,174	—	—
add: Other expenses (b)	—	578	—
Adjusted operating income (Non-GAAP)	$88,795	$81,104	$82,456
Adjusted operating income margin as a % of Revenue (Non-GAAP)	19.8%	20.0%	18.9%
add: Depreciation on long-lived assets	9,833	8,289	9,266
Adjusted EBITDA (Non-GAAP)	$98,628	$89,393	$91,722
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	22.0%	22.1%	21.0%

(a) To exclude effects of employee severance costs and outplacement support costs of $4,762 and litigation settlement costs and associated legal fees of $1,412 during the three months ended June 30, 2024.

(b) To exclude effects of lease termination of $578 during the three months ended June 30, 2023.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended
	June 30,		March 31,
	2024	2023	2024
Net income (GAAP)	$45,825	$49,068	$48,763
add: Stock-based compensation expense	18,095	11,511	17,852
add: Amortization of acquisition-related intangibles	3,077	4,204	3,080
add: Restructuring and litigation settlement costs (a)	6,174	—	—
add: Other expenses (b)	—	578	—
subtract: Changes in fair value of contingent consideration	—	—	(589)
subtract: Tax impact on stock-based compensation expense (c)	(4,619)	(2,789)	(5,358)
subtract: Tax impact on amortization of acquisition-related intangibles	(765)	(1,036)	(766)
subtract: Tax impact on restructuring and litigation settlement costs	(1,588)	—	—
subtract: Tax impact on other expenses	—	(145)	—
add: Tax impact on changes in fair value of contingent consideration	—	—	151
Adjusted net income (Non-GAAP)	$66,199	$61,391	$63,133
Adjusted diluted earnings per share (Non-GAAP)	$0.40	$0.36	$0.38

(a) To exclude effects of employee severance costs and outplacement support costs of $4,762 and litigation settlement costs and associated legal fees of $1,412 during the three months ended June 30, 2024.
(b) To exclude effects of lease termination of $578 during the three months ended June 30, 2023.
(c) Tax impact includes $18 and $190 during the three months ended June 30, 2024 and 2023 respectively, and $7,523 during the three months ended March 31, 2024, related to discrete benefits recognized in income tax expense in accordance with ASU No. 2016-09, Compensation - Stock Compensation.

Contacts:
Investor Relations
John Kristoff
Vice President, Investor Relations
+1 212 209 4613
ir@exlservice.com

Media - US
Keith Little
Assistant Vice President, Media Relations
+1 703 598 0980
media.relations@exlservice.com